EXHIBIT 16.1

SALBERG & COMPANY, P.A.

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

20283 STATE ROAD 7, SUITE 300

BOCA RATON, FL 33428

PHONE (561) 995-8270 FAX (561) 995-1920

October 5, 2004

Office of the Chief Accountants

SECPS Letter File

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:

Colmena Corp.

Commission File No 0-27842

We were previously the principal accountants for Colmena Corp. and under the date of January 6, 2004, we reported on the financial statements of Colmena Corp. as of September 30, 2003 and 2002 and for the years then ended. On October 4, 2004, we were dismissed as principal accountant. We have read Colmena Corp.’s, statements as they pertain to Salberg & Company, P.A. included in the Form 8-K dated October 4, 2004 of Colmena Corp. to be filed with the United States Securities and Exchange Commission and we agree with such statements.

Very truly yours,

SALBERG & COMPANY, P.A.

/s/ SCOTT D. SALBERG

Scott D. Salberg, CPA, CVA

For the Firm